Consent of Independent Registered Public Accounting Firm

Premier Power Renewable Energy, Inc.
El Dorado Hills, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 2008 (January 9, 2009 as to Note 13 and January 26, 2009 as to Note 14) relating to the combined financial statements of Premier Power Renewable Energy, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Sacramento, California

February 4, 2009